UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 30, 2017

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K filed by Magellan Health, Inc., a Delaware corporation (“Magellan”) with the Securities and Exchange Commission on October 31, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed solely to amend the Original Form 8-K to delete the disclosure under Item 2.01 and instead disclose the acquisition under Item 8.01, to delete the disclosure under Item 9.01 (a) and (b), and to delete the Exhibit 2.1 from the Exhibit Index, in each case with respect to the Original Form 8-K.  Accordingly, Item 8.01 is added and Item 9.01 and the Exhibit Index are amended and restated, as follows:

Item 8.01 Other Events.

On October 31, 2017, Magellan Healthcare, Inc. (“Magellan Healthcare”), a wholly-owned subsidiary of Magellan Health, Inc., a Delaware corporation (“Magellan” or the “Company”), consummated and closed (the “Closing”) the previously announced acquisition by merger of SWH Holdings, Inc. (“SWH”) (such acquisition, the “Acquisition”), pursuant to the Merger Agreement (the “Merger Agreement”), dated as of July 13, 2017, by and among Magellan, Magellan Healthcare, SWH, certain stockholders and vested optionholders of SWH, TA Associates Management L.P., as Securityholders’ Agent, and Silver Merger Sub Inc. (collectively, the “Sellers”). SWH is a privately held healthcare company focused on serving complex, high-risk populations, providing both Medicare and Medicaid dual-eligible benefits to more than 22,000 members in Massachusetts and New York. As a result of the Acquisition, SWH will operate as a wholly-owned subsidiary of Magellan Healthcare.

As consideration for the Acquisition, Magellan Healthcare paid $400.0 million in cash, inclusive of a $10.0 million payment based on SWH’s Medicare plan in Massachusetts receiving a Centers for Medicare & Medicaid Services 2018 Star rating of at least 4, subject to adjustments as provided in the Merger Agreement. Of the amounts paid by Magellan Healthcare at the Closing, $30.0 million (the “Escrow Amount”) was deposited into an escrow account to be used to pay amounts, if any, that may be due and owing to Magellan Healthcare as a result of post-closing adjustments and in connection with the Sellers’ indemnification obligations under the Merger Agreement. To the extent any post-closing adjustments in favor of Magellan Healthcare to the consideration paid in connection with the Acquisition and claims against the Sellers for indemnification do not exceed the Escrow Amount, the then remaining balance of the Escrow Amount will be released to Sellers on the eighteen-month anniversary of the Closing.

The foregoing is only a brief description of the Acquisition and the Merger Agreement, and does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which was filed with Magellan’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed on July 28, 2017.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits

See Exhibit Index.

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press release dated October 31, 2017, which was filed as Exhibit 99.1 to the Company’s current report on Form 8-K, which was filed on October 31, 2017 and in incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: November 2, 2017	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer